EXHIBIT 16.1

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 433-2979

t E-MAIL changgpark@gmail.comt

September 2, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Dear Madam or Sir:

We have read Item 4.01 of Changes in Registrant’s Certifying Accountant on Form 8-K dated August 26, 2014 of Independence Energy Corp. and we agree with the statements made therein concerning our firm.

Sincerely,

/s/PLS CPA
PLS CPA, A Professional Corp.

San Diego, CA. 92111